QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.3

CONSENT OF RYDER SCOTT COMPANY

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

        As independent petroleum engineers, we hereby consent to the incorporation by reference of our report included in this Form 10-K, into Tom Brown, Inc.'s previously filed Registration Statements on Form S-8 Nos. 33-42991, 33-60191, 33-60842, 333-13157, 333-30069, 333-42011, 333-56577, 333-69353, 333-89031, 333-89033, 333-31426, 333-51320, 333-57814 and 333-74268.

RYDER SCOTT COMPANY

March 18, 2003

QuickLinks

  EXHIBIT 23.3